                                                                    EXHIBIT 99.1


FOR FURTHER INFORMATION:

AT THE COMPANY:
Jeffrey P. Jorissen
Chief Financial Officer
(248) 208-2500

FOR IMMEDIATE RELEASE



            SUN COMMUNITIES, INC. REPORTS SECOND QUARTER 2004 RESULTS


SOUTHFIELD, MI, JULY 28, 2004 - SUN COMMUNITIES, INC. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported second quarter results.

For the second quarter ended June 30, 2004, total revenues increased 1.2 percent to $48.9 million, compared with $48.3 million in the second quarter of 2003. Funds from operations (FFO) (1) decreased from $17.3 million in the second quarter 2003 to $(42.3) million in the second quarter 2004. On a diluted per share/OP unit basis, FFO was $(2.00) for the second quarter of 2004 as compared with $0.84 for the three months ended June 30, 2003. Net loss for the second quarter of 2004 was $47.9 million or $(2.57) per diluted common share, compared with net income of $4.5 million, or $0.25 per diluted common share for the same period in 2003. These second quarter 2004 results reflect a charge of $51.6 million for prepayment costs, fees and related expenses and $5.6 million of deferred financing costs associated with the repurchase of $345 million of unsecured debt. Second quarter 2004 earnings, excluding these one-time costs, were FFO of $14.9 million or $0.70 per share/OP unit and net income of $9.3 million or $0.50 cents per share.

For 108 communities owned throughout both years, total revenues increased 3.5 percent for the six months ended June 30, 2004 and expenses increased 2.4 percent, resulting in an increase in net operating income(2) of 4.0 percent. Same property occupancy in the manufactured housing sites decreased from 89.3 percent at March 31, 2004 to 89.1 percent at June 30, 2004.

The Company had 21 fewer occupied sites in its manufactured housing portfolio through June 30, 2004. This compares with losses of 172 and 849 sites respectively in the years 2002 and 2003. The leasing cycle appears to have reached bottom which is further supported by the presence of 528 repossessed homes in our portfolio at June 30, 2004, the lowest number since September, 2001.




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July 28, 2004
Page 2

The Company recently completed two financings for total proceeds of $733 million, consisting of $237 million of additional secured financing from Fannie Mae of which $60 million remains available to draw until December, 2004 and $496 million of collateralized mortgage backed securities with Bank of America CMBS Capital markets. Of these proceeds, $674 million has a weighted average interest rate of 4.99 percent and a weighted average duration slightly in excess of ten years. The completion of these financings leaves the Company well-positioned with long term debt at historically low interest rates.

"The financings not only coincided with cyclical lows in interest rates but also with signs of improving industry conditions," said Gary Shiffman, Chairman and Chief Executive Officer. "The performance of the same site portfolio is near stabilization and both Champion and Fleetwood, the two largest manufactured home builders, reported profitable results in their MH divisions this quarter."

"Lower levels of repossessed homes, efficient manufacturers focused on producing high quality affordable housing and the entry of additional retail financing sources into the market are further positive indications for the industry. Management remains focused on daily operations while seeking opportunistic acquisitions to lever the Company's existing expertise," Shiffman added.

At June 30, 2004, the Company has cash of $106 million which will increase to nearly $170 million when the final draw is funded under the recently completed financing. The Company has a number of uses under consideration including:

     - The Company has acquired approximately 430,000 shares under the Company's stock buy back program.

     - Property acquisitions of $164 million are in advanced stages of negotiation at a weighted average capitalization rate of approximately
          7.5 percent.

     - A $50 million 8.875 percent Preferred Operating Partnership unit issue becomes callable in the fourth quarter.

A conference call to discuss second quarter operating results will be held on July 28, 2004, at 11:00 A.M. EST. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8359. A replay will be available following the call through August 11, 2004, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. The account number for the replay is 3055 and the ID number is 108843. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities currently owns and operates a portfolio of 132 communities mainly in the Midwest and Southeast United States. The Company's properties are comprised of over 45,300 developed sites and approximately 7,400 additional sites available for development.


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July 28, 2004
Page 3


(1) Funds From Operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus rental property depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Industry analysts consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT primarily because the computation of FFO excludes historical cost depreciation as an expense and thereby facilitates the comparison of REITs, which have different cost bases on their assets. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, whereas real estate values have instead historically risen or fallen based upon market conditions. FFO does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. A reconciliation of net income to FFO is provided in the financial statement section of this press release.

(2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. NOI is defined as income from property of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. NOI should not be considered as a substitute for net income (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity.



                FOR MORE INFORMATION ABOUT SUN COMMUNITIES, INC.,
                   VISIT OUR WEBSITE AT WWW.SUNCOMMUNITIES.COM
                            -FINANCIAL TABLES FOLLOW-

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as "believes," "forecasts," "anticipates," "intends," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward looking statements. Such risks and uncertainties include the national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.

                              SUN COMMUNITIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE PERIODS ENDED JUNE 30, 2004 AND 2003
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)
                                   (UNAUDITED)


                                                                     Three Months Ended June 30,       Six Months Ended June 30,
                                                                  ------------------------------    ------------------------------
                                                                      2004             2003             2004             2003
                                                                  --------------   -------------    -------------    -------------
REVENUES
Income from rental property                                             $40,501         $39,361          $83,369          $80,374
Revenue from home sales                                                   6,082           5,601           10,056            9,715
Ancillary revenues, net                                                     519             435            1,116              876
Interest and other income                                                 1,785           2,913            4,107            5,248
                                                                  --------------   -------------    -------------    -------------
  Total revenues                                                         48,887          48,310           98,648           96,213
                                                                  --------------   -------------    -------------    -------------

COSTS AND EXPENSES
Property operating and maintenance                                       10,068           9,447           20,296           19,549
Cost of home sales                                                        5,137           3,543            8,262            6,186
Real estate taxes                                                         3,353           2,932            6,519            5,869
General and administrative - rental property                              2,640           2,504            5,446            4,877
General and administrative - home sales                                   1,631           1,598            3,061            3,011
Depreciation and amortization                                            10,806          10,838           22,089           21,450
Recapitalization costs                                                   51,643               -           51,643                -
Deferred financing costs related to retired debt                          5,557               -            5,557                -
Interest                                                                 10,100          10,484           19,365           19,307
                                                                  --------------   -------------    -------------    -------------
  Total expenses                                                        100,935          41,346          142,238           80,249
                                                                  --------------   -------------    -------------    -------------
     Income from continuing operations before
     minority interests                                                 (52,048)          6,964          (43,590)          15,964
Less income (loss) allocated to minority interests:
  Preferred OP Units                                                      2,184           2,133            4,363            4,261
  Common OP Units                                                        (6,331)            605           (5,622)           1,468
                                                                  --------------   -------------    -------------    -------------

  Income from continuing operations                                     (47,901)          4,226          (42,331)          10,235
  Income from discontinued operations                                         -             313                -              647
                                                                  --------------   -------------    -------------    -------------
     Net income                                                        $(47,901)        $ 4,539         $(42,331)         $10,882
                                                                  ==============   =============    =============    =============

Weighted average common shares outstanding:
  Basic                                                                  18,639          17,902           18,670           17,846
                                                                  ==============   =============    =============    =============
  Diluted                                                                18,755          18,091           18,829           18,000
                                                                  ==============   =============    =============    =============
Basic earnings per share:
  Continuing operations                                                 $ (2.57)         $ 0.23          $ (2.27)          $ 0.57
  Discontinued operations                                                     -            0.02                -             0.04
                                                                  --------------   -------------    -------------    -------------
  Net income                                                            $ (2.57)         $ 0.25          $ (2.27)          $ 0.61
                                                                  ==============   =============    =============    =============
Diluted earnings per share:
  Continuing operations                                                 $ (2.57)         $ 0.23          $ (2.27)          $ 0.56
  Discontinued operations                                                     -            0.02                -             0.04
                                                                  --------------   -------------    -------------    -------------
  Net income                                                            $ (2.57)         $ 0.25          $ (2.27)          $ 0.60
                                                                  ==============   =============    =============    =============


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              RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
                  FOR THE PERIODS ENDED JUNE 30, 2004 AND 2003
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)
                                   (UNAUDITED)


                                                                              THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                                   JUNE 30,                        JUNE 30,
                                                                         -----------------------------------------------------------
                                                                            2004             2003             2004            2003
                                                                         ----------        ---------       ----------        -------
Net income .......................................................       $  (47,901)       $   4,539       $  (42,331)       $10,882
Adjustments:
          Depreciation of rental property ........................           11,073           10,600           21,914         21,109
          Valuation adjustment (3) ...............................              889              461              482            675
          Allocation of SunChamp losses (4) ......................             --              1,087              300          1,937
          Income allocated to Minority Interest ..................           (6,331)             650           (5,622)         1,560
                                                                         ----------        ---------       ----------        -------
Funds from operations ............................................       $  (42,270)       $  17,337       $  (25,257)       $36,163
                                                                         ==========        =========       ==========        =======

Weighted average common shares/OP Units outstanding:
          Basic ..................................................           21,112           20,427           21,144         20,384
                                                                         ==========        =========       ==========        =======
          Diluted ................................................           21,228           20,616           21,303         20,538
                                                                         ==========        =========       ==========        =======

FFO per weighted average Common Share/OP Unit - Basic ............       $    (2.00)       $    0.85       $    (1.19)       $  1.77
                                                                         ==========        =========       ==========        =======
FFO per weighted average Common Share/OP Unit - Diluted ..........       $    (2.00)       $    0.84       $    (1.19)       $  1.76
                                                                         ==========        =========       ==========        =======


(3) The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfections related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments are excluded from Funds From Operations. The valuation adjustment is included in interest expense.

(4) The Company acquired the equity interest of another investor in SunChamp in December 2002. Consideration consisted of a long-term note payable at net book value. Although the adjustment for the allocation of the SunChamp losses (based on SunChamp as a stand-alone entity) is not reflected in the accompanying financial statements, management believes that it is appropriate to provide for this adjustment because the Company's payment obligations with respect to the note are subordinate in all respects to the return of the members' equity (including the gross book value of the acquired equity) plus a preferred return. As a result, the losses that are allocated to the Company from SunChamp as a stand-alone entity under generally accepted accounting principles are effectively reallocated to the note for purposes of calculating Funds from Operations.

                              SUN COMMUNITIES, INC.
                           SELECTED BALANCE SHEET DATA
                       (AMOUNTS IN THOUSANDS) (UNAUDITED)


                                                                     JUNE 30, 2004         DECEMBER 31, 2003
                                                                   -----------------       -----------------
Investment in rental property before accumulated depreciation...   $       1,304,822       $       1,220,405
Total assets ...................................................   $       1,345,183       $       1,221,574
Total debt .....................................................   $         976,816       $         773,328
Total minority interests and stockholders' equity ..............   $         342,160       $         423,413


                             SUN COMMUNITIES, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                  FOR THE PERIODS ENDED JUNE 30, 2004 AND 2003
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)


                                                                           THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                                JUNE 30,                          JUNE 30,
                                                                        -------------------------         -------------------------
                                                                          2004             2003             2004             2003
                                                                        --------         --------         --------         --------
Net income (loss) ..............................................        $(47,901)        $  4,539         $(42,331)        $ 10,882
Unrealized income (loss) on interest rate swaps ................           2,857           (1,942)           1,374           (2,381)
                                                                        --------         --------         --------         --------
Comprehensive income (loss) ....................................        $(45,044)        $  2,597         $(40,957)        $  8,501
                                                                        ========         ========         ========         ========